UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2024

FLEXSHOPPER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37945	20-5456087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Yamato Road, Suite 260 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 353-9289

N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FPAY	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

FlexShopper, Inc.

October 7, 2024

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 7, 2024, FlexShopper, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation (the “Charter”) with the Secretary of State of the State of Delaware to increase the number of authorized shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), from 40,000,000 shares to 100,000,000 shares. The increase in the number of authorized shares was approved by the Company’s stockholders on October 7, 2024, as described under Item 5.07 of this Current Report on Form 8-K.

The foregoing description of the Certificate of Amendment is only a summary, it does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 7, 2024, the Company held its annual meeting of stockholders. The following matters were submitted to our stockholders for consideration (all of which were set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on September 9, 2024):

Proposal 1: To elect five nominees to the Company’s Board of Directors to serve for one year.

Proposal 2: To approve an amendment to the Company’s Charter to increase the number of authorized shares of Common Stock from 40,000,000 shares to 100,000,000 shares.

Proposal 3: To approve, on a non-binding advisory basis, the compensation paid to our named executive officers.

Proposal 4: To approve an amendment to the Company’s 2018 Omnibus Equity Compensation Plan increasing the total number of shares reserved for issuance thereunder and the number of shares available for issuance as incentive stock options.

Proposal 5: To ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2024.

As of August 16, 2024, the record date for the annual meeting, there were 21,597,371 outstanding shares of Common Stock entitled to 21,597,371 votes at the annual meeting, 170,332 outstanding shares of Series 1 Preferred Stock entitled to 225,231 votes at the annual meeting, and 21,952 outstanding shares of Series 2 Preferred Stock entitled to 5,845,695 votes at the annual meeting, for a total of 27,668,297 voting shares. At the annual meeting, holders of 15,475,806 shares of voting stock were present in person or represented by proxy. The full voting results were as follows:

1. Election of directors. The Company’s stockholders elected the five nominees listed in the Company’s definitive proxy statement to serve on the Company’s Board of Directors for a one-year term of office expiring at the 2025 Annual Meeting of Stockholders. The results of the voting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes

Howard S. Dvorkin	11,964,523	346,627	3,164,656

James D. Allen	11,543,602	767,548	3,164,656

Sean Hinze	12,119,367	191,783	3,164,656

Thomas O. Katz	10,900,077	1,411,073	3,164,656

T. Scott King	11,320,602	990,548	3,164,656

2. Approval of an amendment to the Company’s Charter. The Company’s stockholders voted for the approval of the amendment to the Company’s Charter. The results of voting were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

12,993,482	2,418,744	63,580	0

3. Approval, on a non-binding basis, of the compensation paid to the Company’s named executive officers. The Company’s stockholders voted for the approval, on an advisory, non-binding basis, of the compensation paid to the Company’s named executive officers in 2023. The results of voting were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

11,769,484	537,636	4,030	3,164,656

4. Approval of an amendment to the Company’s 2018 Omnibus Equity Compensation Plan increasing the total number of shares reserved for issuance thereunder and the number of shares available for issuance as incentive stock options. The Company’s stockholders voted for the approval of the amendment to the Company’s 2018 Omnibus Equity Compensation Plan. The results of voting were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

10,697,318	1,605,459	8,373	3,164,656

5.  Ratification of appointment of independent registered public accounting firm. The Company’s stockholders ratified the appointment of Grant Thornton, LLP as the Company’s independent registered public accountants for the year ending December 31, 2024. The results of the voting were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

15,420,096	12,896	42,814	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Certificate of Incorporation, filed October 7, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSHOPPER, INC.

Dated: October 8, 2024	By:	/s/ H. Russell Heiser Jr.
		Name:	H. Russell Heiser Jr.
		Title:	Chief Executive Officer

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